UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42285	99-5119494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13575 Barranca Parkway C106 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

201-962-5550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FOXX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FOXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2024, Mr. Jeff Feng Jiang, resigned from his position as a director of the board of directors (the “Board”), a member of the audit, nomination and corporate governance, and compensation committees, and chair of the nomination and corporate governance committee, effective upon the acceptance of his resignation by the Board.

Mr. Jiang resigned his position due to personal reason, and there was no disagreement between Mr. Jiang and the Company on any matter relating to the Company’s operations, policies or practices.

On November 25, 2024, the Board accepted Mr. Jiang’s resignation, and appointed Mr. John Chiang as a director of the Company. Effective immediately, Mr. Chiang was appointed as the successor to Mr. Jiang as the new Chair of the nomination and corporate governance committee, and to serve as a member of the audit, nomination and corporate governance, and compensation committees.

Mr. Chiang, age 62, has extensive experience in serving as a director for public and private companies. Mr. Chiang has served as a director of Astrana Health, Inc. (Nasdaq: ASTH), a California-based healthcare technology company, since 2019. Previously, Mr. Chiang served as a director of Chijet Motor Company, Inc. (Nasdaq: CJET) from June 2023 to May 2024, and of Deep Medicine Acquisition Corp. from October 2022 to its business combination with TruGolf, Inc. (Nasdaq: TRUG) in January 2024. He has also sat on the board of several private companies, including Boom Interactive since May 2023, Pasadena Private Lending, LLC since December 2023, and GrubMarket since February 2024, and ChimeTV since June 2023. Previously, Mr. Chiang also served on the board of Aegis Systems from January 2019 until early 2021 and Zeuss Technologies from January 2019 to March 2021. Before his service in the private sector, Mr. Chiang spent two decades as a state elected official. From 2015 to 2019, Mr. Chiang served as the State Treasurer of California. In his role, he oversaw trillions of dollars in annual transactions, managed a $75 billion investment portfolio and was the nation’s largest issuer of municipal bonds. From 2007 to 2015, he served for two terms as the State Controller of California, overseeing the state’s payroll system and the accounting and disbursements of public funds. From 1999 to 2006, Mr. Chiang served as an elected member of the California Board of Equalization, the state tax authority, including as its chair for three years. Before his election to state-wide offices, Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He then worked as an attorney for then-California State Controller Gray Davis and also served on the staff of U.S. Senator Barbara Boxer. Mr. Chiang received his Bachelor of Science degree with honors in finance from the University of South Florida and his Juris Doctor degree from Georgetown University Law Center.

In connection with Mr. Chiang’s appointment, the Company entered into an offer letter with Mr. Chiang on November 25, 2024 (the “Offer Letter”) pursuant to which, Mr. Chiang is entitled to the receive an annual director fee of $100,000, subject to the review and determination by the Board. In addition, the Company also entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Chiang.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Chiang and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Mr. Chiang has not engaged in any transaction with the Company during the last fiscal year, and do not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

The description of the Offer Letter and Indemnification Agreement in this Item 5.02 are qualified in its entirety by reference to the full text of the Offer Letter and Indemnification Agreement, a copy of each is attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Offer Letter, by and between Foxx and John Chiang, dated November 25, 2024.
10.2	Indemnification Agreement, by and between John Chiang and Foxx, dated November 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foxx Development Holdings Inc.

	By:	/s/ Joy Yi Hua
	Name:	“Joy” Yi Hua
	Title:	Chairwoman and CFO

Date: November 25, 2024

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